EXHIBIT (d)(2)(F)

Insurance Exchange Rider

The Union  Central  Life  Insurance  Company

Cincinnati, Ohio

INSURANCE EXCHANGE  RIDER

BENEFIT. If certain conditions  are  met,  you  may  exchange  this  policy  for  a  new  policy  on  the  life  of  a  substitute  insured.

CONDITIONS. In  order  for  you  to  exchange  this  policy  for  a  new  policy  on  the  life  of  a  substitute  insured,  the  following conditions must  be  met:

(1)   This policy  and  this  rider  must  be  in  force.

(2)   We  must  receive  a written application  for  insurance  in  a form acceptable  to  us,  signed  by  you  and  the  substitute insured.

(3)   We  must  receive  satisfactory  proof  of  the  insurability  of  the  substitute  insured;  and

(4)   You  must  have  an  insurable  interest  in  the  life  of  the  substitute  insured.

(5)   Any assignee,  lienholder,  and  irrevocable  beneficiary  must  consent  in  writing  to  the  exchange.

TERMS OF  NEW  POLICY.  The  following  will  apply  to  the  new  policy:

(1)   The specified  amount  of  the  new  policy  may  be  no  greater  than  the  specified  amount  of  this  policy.

(2)   The account  value  of  this  policy  will  be  transferred  to  the  new  policy.

(3)   Any policy  debt  will  be  transferred  to  the  new  policy.

(4)   We  will  waive  any  surrender  charges  on  this  policy.  If  you  exercise  the  free  look  privilege  of  the  new  policy,  we  will charge you  the  surrender  charges  of  this  policy.

(5)   The policy  date  of  the  new  policy  will  be  the  first  monthly  date  following  satisfaction  of  the  conditions  stated  above.

(6)   The new  policy  may  be  any  permanent  plan  issued  by  us  on  the  policy  date  of  the  new  policy.

(7)   The incontestability  and  suicide  provisions  of  the  new  policy  will  be  measured  from  the  policy  date  of  this  policy.

(8)   Insurance under  this  policy  will  terminate  on  the  policy  date  of  the  new  policy.

(9)   Any riders  which  are  a  part  of  this  policy  will  terminate  when  this  policy  terminates.  If available, riders  may  be  added to the  new  policy  only  with  evidence  of  insurability  and  our  consent.

CONTRACT. This  rider  is made  a part of  the  policy.

TERMINATION. This  rider  will  terminate:

(1)   when the  policy  terminates;  or

(2)   on the  annual  date  nearest  the  insured’s  65th  birthday.

THE UNION  CENTRAL  LIFE  INSURANCE  COMPANY

Secretary	President